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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-73314, 333-73316, 333-120130, 333-147654 and 333-161046 on Form S-8 of our reports dated March 9, 2010 relating to the consolidated financial statements and the consolidated financial statement schedule of Alliance HealthCare Service, Inc. and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Codification ("ASC") 810, "Consolidation" (formerly Financial Accounting Standards Board ("FASB") Statement No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51") and ASC 260, "Earnings Per Share" (formerly FASB Staff Position Emerging Issues Task Force No. 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities")), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 9, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM